JOBY INCREASES FLIGHT TEST CAPACITY IN SUPPORT OF FAA CERTIFICATION GOAL

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Joby adds second pre-production prototype aircraft to accelerate flight testing in 2022
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Second aircraft received FAA Special Airworthiness Certificate and US Air Force airworthiness approval in December 2021
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US Air Force approval was granted just six days after FAA approval

SANTA CRUZ, CA, Jan 06, 2022 — Joby Aviation Inc. (NYSE:JOBY), a California-based company developing all-electric aircraft for commercial passenger service, today confirmed it received FAA Special Airworthiness Certification and US Air Force Airworthiness Approval for a second pre-production prototype aircraft in December 2021, as expected.

The first pre-production prototype generated 65 terabytes of test data in 2021, flying more than 5,300 miles, including what is believed to be the longest flight of an eVTOL aircraft to date, at 154.6 miles on a single charge.

As planned, the second aircraft will significantly accelerate Joby’s capacity for flight testing in 2022, further supporting the Company’s ambition to certify its aircraft with the Federal Aviation Administration (“FAA”) in time to launch commercial operations in 2024. The aircraft is expected to begin flying later this month and will be put into service as part of Joby’s Agility Prime contract with the US Air Force.

Commenting on the milestone, JoeBen Bevirt, founder and CEO of Joby, said: “Our 2021 flight test program delivered a wealth of information and experience to support our program. With two aircraft flying at the same time, we’ll be able to increase the speed of our learnings as planned, while continuing to fulfill the requirements of our Agility Prime contract.

“We’re grateful to the US Air Force for our ongoing relationship and support and to the FAA for continuing to foster innovation in the aviation industry.”

US Air Force airworthiness was received just six days after the FAA special airworthiness certification was granted. This approval timeline reflects joint work between Joby and the US Air Force to streamline certification requirements and demonstrates their commitment to introduce novel aviation technologies to the commercial market.

With a maximum range of 150 miles and a top speed of 200 mph, Joby’s all-electric aircraft is designed to carry four passengers and a pilot with zero operating emissions. The Company began flying full-scale prototypes in 2017 and has completed more than 1,000 flight tests to date. Joby aims to launch passenger service in 2024, offering a fast, clean, and quiet way for people to move within congested metropolitan areas and other communities.

In 2020, Joby became the first and only eVTOL company to sign a G-1 (stage 4) certification basis with the FAA, having received an initial (stage 2) signed G-1 from the FAA in 2019. In parallel to this work, the Company continues to make progress with the FAA on defining the means of compliance that will apply to its aircraft as it progresses with certification efforts.

Joby listed on the New York Stock Exchange (“NYSE”) in August 2021 under the ticker symbol “JOBY.”

ABOUT JOBY AVIATION

Joby Aviation, Inc. (NYSE:JOBY) is a California-headquartered transportation company developing an all-electric vertical take-off and landing aircraft which it intends to operate as part of a fast, quiet, and convenient air taxi service beginning in 2024. The aircraft, which has a maximum range of 150 miles on a single charge, can transport a pilot and four passengers at speeds of up to 200 mph. It is designed to help reduce urban congestion and accelerate the shift to sustainable modes of transit. Founded in 2009, Joby employs around 1,000 people, with offices in Santa Cruz, San Carlos, and Marina, California, as well as Washington, D.C. and Munich, Germany. To learn more, visit www.jobyaviation.com.

Forward Looking Statements

This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the development and performance of our aircraft including our initial plant capacity and regulatory outlook; our business plan, objectives, goals and market opportunity; and our current expectations relating to our business, financial condition, results of operations, prospects and capital needs. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate”, “estimate”, "expect”, “project”, “plan”, “intend”, “believe”, “may”, “will”, “should”, “can have”, “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All forward looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including: our limited operating history and history of losses; our ability to launch our aerial ridesharing service and the growth of the urban air mobility market generally; our plans to operate a commercial passenger service beginning in 2024; the competitive environment in which we operate; our future capital needs; our ability to adequately protect and enforce our intellectual property rights; our ability to effectively respond to evolving regulations and standards relating to our aircraft; our reliance on a third-party suppliers and service partners; uncertainties related to our estimates of the size of the market for its aircraft and future revenue opportunities; and other important factors discussed in the section titled “Risk Factors” in our Registration Statement on Form S-1 (File No. 333-260608), filed with the Securities and Exchange Commission on October 29, 2021, and in other reports we file with or furnish to the Securities and Exchange Commission. Any such forward-looking statements represent management’s estimates and beliefs as of the date of this press release. While Joby may elect to update such forward-looking statements at some point in the future, it disclaims any obligation to do so, even if subsequent events cause its views to change.

Contacts:

Investors: investors@jobyaviation.com

+1-831-201-6006

Media: press@jobyaviation.com